EXHIBIT 99.1

      DPAC Technologies Completes Closure of Previously Announced
                 Sale of Memory Stacking Product Line

    GARDEN GROVE, Calif.--(BUSINESS WIRE)--Sept. 1, 2004--DPAC
Technologies (NASDAQ:DPAC)

    --  DPAC focused exclusively on Airborne(TM) Wireless products

    -- Completes production of close-out orders for LP Stacking technology

    --  Reduces work force by 13, including CFO William M. Stowell

    -- Steve Vukadinovich, DPAC's Controller for the past four years, is appointed CFO

    -- DPAC places excess manufacturing space up for sub-lease consideration as well as placing memory stacking equipment for sale

    DPAC Technologies (NASDAQ:DPAC) announced today that DPAC is now exclusively focused on its Airborne(TM) wireless connectivity business for OEMs. The intellectual property related to memory stacking was sold to Staktek, Inc. in June of this year. The company has been producing and shipping final close-out orders from its historical customers for these products as provided under the intellectual property sale agreement with Staktek related to DPAC's LP Memory Stacking product line. DPAC has now completed the final production orders. With the closure of the manufacturing operation, DPAC reduced its work force by 13 people. The reduction in force includes William Stowell, DPAC's Chief Financial Officer. Bill will be replaced as CFO by Steve Vukadinovich, DPAC's Controller for the past four years.
    "We thank Bill for seventeen years of dedicated and effective leadership to DPAC as the CFO and we wish him the very best of luck in his future endeavors," said Kim Early, DPAC's CEO.
    In connection with the closedown of its memory stacking operations, DPAC expects to incur a one-time charge totaling approximately $588,000 that will affect the results of operations for its second fiscal quarter ending August 31, 2004. The charges reflect costs for severance expense related to the reduction in personnel. This charge will be offset by the sale of the stacking patents to Staktek for $670,000.
    "The completion of this action marks a significant milestone in the transformation of DPAC from a shrinking provider of memory stacking services into a participant in the rapidly growing market for wireless communications for OEMs in the machine-to-machine world. Over the past twelve months we have wound up the stacking business, recruited a motivated and talented wireless team, developed a solid flow of OEM customers, and hopefully put ourselves in position to benefit from the potential of a large and fast growing market," said Early. "We will be focused on supporting our customers in the completion of their designs, transitioning those customers to production volumes and demonstrating our ability to build a growing profitable business for our shareholders."

    About DPAC Technologies

    Located in Garden Grove, California, DPAC Technologies provides embedded wireless networking and connectivity products for machine-to-machine communication applications. DPAC's wireless products are used by major OEMs in the transportation, instrumentation and industrial control, homeland security, medical diagnostics and logistics markets to provide remote data collection and control. The Company's web site address is http://www.dpactech.com.

    Forward-Looking Statements

    This press release includes forward-looking statements, including statements regarding technology development and business plans, all of which are subject to material change, uncertainties and risks. Every statement herein that is not historic in nature is a forward-looking statement for purposes of the Safe Harbor provisions of the Private Securities Litigation Reform Act of 1995. Such statements involve risks and uncertainties, and therefore actual results may differ materially from those set forth in or underlying these statements. Factors that may materially affect DPAC's business include, but are not limited to, competition from similar technologies and products, rapid changes in competing technology standards, the uncertainties related to obtaining patents pursuant to our current and future patent applications, challenges in identifying and capitalizing on business opportunities, difficulties protecting technology or proprietary rights, risks of litigation, risks related to potential de-listing from the Nasdaq Small Cap Market, and risks and uncertainties due to general market and economic conditions. Please refer to the additional information about the risks and challenges faced by DPAC Technologies Corp. as contained in the Securities and Exchange Commission filings made by the DPAC Technologies Corp. on Form 10-K, 10-Q and 8-K. DPAC Technologies Corp. specifically disclaims any obligation to update or revise any forward-looking statements whether as a result of new information, future developments or otherwise.



    CONTACT: DPAC Technologies
             Kim Early, 714-898-0007
             Kim.Early@dpactech.com
             or
             Steve Vukadinovich, 714-898-0007
             Stephen.vukadinovich@dpactech.com
             www.dpactech.com